T. ROWE PRICE INDEX TRUST, INC.

                             ARTICLES OF AMENDMENT

T. Rowe Price Index Trust, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to provide that Article
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SECOND, paragraph (a) is amended to read as follows:

"(a) The name of the T. Rowe Price Equity Index Fund series of capital stock of the Corporation is changed to:

T. Rowe Price Equity Index 500 Fund."

SECOND: The amendment does not change the outstanding capital stock of the
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Corporation or the aggregate par value thereof.

THIRD: The foregoing Amendment to the Charter of the Corporation has been
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approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

FOURTH: The Corporation is registered as an open-end company under the
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Investment Company Act of 1940.

FIFTH: The foregoing amendment shall be effective as of January 30, 1998.
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IN WITNESS WHEREOF, T. ROWE PRICE INDEX TRUST, INC., has caused these presents to be signed in its name and on its behalf by its Director and Vice President, and witnessed by its Assistant Secretary, on January 30, 1998.

                              T. ROWE PRICE INDEX TRUST, INC.

                                    /s/James S. Riepe
                                   ________________________________
                              By:   James S. Riepe, Director and
                                    Vice President
ATTEST:

/s/Patricia S. Butcher
___________________________
Patricia S. Butcher
Assistant Secretary
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THE UNDERSIGNED, the Director and Vice President of T. Rowe Price Index Trust,
Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information, and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                          /s/James S. Riepe
                         ______________________________________
                         James S. Riepe, Director and Vice President

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